Exhibit 99
Press Release dated
December 20, 2006

Fuel Frontiers, Inc. Retains Bear, Stearns & Co. Inc. As Senior Underwriter For Tax-Exempt Bond Offering To Fund Proposed Ethanol Synthesis Facility in New Jersey

WASHINGTON, DC -- (MARKET WIRE) - December 20, 2006 - Fuel Frontiers, Inc. (FFI), a subsidiary of Nuclear Solutions, Inc. (OTCBB: NSOL), announced that it has engaged Bear, Stearns & Co. Inc. (www.bearstearns.com) as the senior underwriter to lead a tax-exempt bond offering totaling $84 million for the construction of a waste-to-ethanol synthesis plant in Dover Township, New Jersey.

“Previously, we announced receiving preliminary approval for an $84 million tax-exempt bond offering through the New Jersey Economic Development Authority (NJEDA). Now, with the engagement of Bear Stearns to lead the underwriting process, we have taken a significant step towards securing the funds for the construction of our proposed facility,” said Jack C. Young, President of Fuel Frontiers, Inc.

Under the terms of the engagement agreement, Bear Stearns agrees to apply its expertise and resources as senior managing underwriter to the proposed offering to obtain project funding. It will endeavor to do this through the issuance of tax-exempt bonds and possibly additional taxable debt instruments.

This agreement, including a summary of its terms and conditions, has been filed by Nuclear Solutions, Inc. with the Securities and Exchange Commission on a Form 8-K Current Report.

FFI proposes to utilize commercially available and proprietary technologies to transform low-value, end-of-life carbonaceous waste materials such as waste coal, used tires, wood wastes, biomass, discarded corn stalks and other agricultural by-products, into high-value, environmentally friendly, clean-burning ethanol. With its global Strategic Alliance Agreement with Connecticut-based Startech Environmental Corporation, FFI gains access to Startech's innovative, proven and proprietary Plasma Converter(TM) System, which is proposed for use in FFI's planned facilities to transform feedstock materials into ethanol. Currently, FFI reports its operations and financial results on a consolidated basis within Nuclear Solutions, Inc.'s public filings. Visit www.fuelfrontiers.com for additional information.

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DISCLAIMER
The matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties such as our plans, objectives, expectations, and intentions. You can identify these forward-looking statements by our use of words such as "to be constructed," “to operate,” “question,” “it appears,” “can preempt,” “is moving forward,” “preliminary,” “ongoing,” “has engaged,” “subject,” “taken a significant step towards,” “agrees to apply,” “exploring,” “are designed”, “possibly,” “to obtain,” “initial,” “planned,” “possibility,” “seek,” “so as,” “endeavor,” “proposes," “currently in the process”, “proposed,” "is proposed for use," "planned," or other similar words or phrases. Some of these statements include discussions regarding our future business strategy and our ability to generate revenue, income and cash flow.

With regards to forward-looking statements on the proposed waste-to-ethanol facility, a facility like this has never before been constructed or operated and there are inherent risks associated with the establishment of such new operations. There could be unexpected problems or delays in the funding, construction and operation of the facility. There is no guarantee that we will be successful in raising the capital required for this project through the issuance of tax-free bonds discussed herein. While we believe that the appropriate technologies for waste-to-ethanol conversion are commercially available, we cannot guarantee that commercially available technologies will be suitable under all circumstances for producing ethanol in the proposed Fuel Frontiers, Inc. facility. Funds required to engage Bear Sterns & Co. pursuant to the subject agreement have been identified and guaranteed but not yet received as of the date of this release. This agreement does not ensure the successful completion of financing or any portion thereof and Bear Stearns does not guarantee funding. The Company intends to secure any additional funding required for the waste-to-ethanol project primarily through debt and/or equity financing.

Overall, actual future results for Nuclear Solutions, Inc., and its subsidiary Fuel Frontiers, Inc., could differ significantly from statements contained in the press release. Factors that could adversely affect actual results and performance include, among others, the companies’ limited operating history, dependence on key management, financing requirements, technical difficulties commercializing any projects, government regulation, technological change, and competition. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Additionally, patent pending status or licensing does not guarantee that a patent will issue or that the technology will be commercially successful. Accordingly, this press release should be referenced and read along with Nuclear Solutions, Inc.’s periodic filings with the U.S. Securities and Exchange Commission, also available through the web site at www.nuclearsolutions.com.

Contact:
Investor Relations
202-580-8330